                                                               EXECUTION VERSION

                              CLARKE AMERICAN CORP.
                       FIRST AMENDMENT TO CREDIT AGREEMENT

          This FIRST AMENDMENT, dated as of May 4, 2007 (this "Amendment"), is entered into by and among Clarke American Corp., a Delaware corporation (the
"Borrower"), the Lenders party hereto, Credit Suisse, Cayman Islands Branch
("Credit Suisse"), as administrative agent and collateral agent for the Lenders
(in such capacities, the "Agent"), Credit Suisse Securities (USA) LLC ("CS
Securities") and Bear, Stearns & Co. Inc. ("Bear Stearns"), as joint lead arrangers, CS Securities, Bear Stearns, J.P. Morgan Securities Inc. and
Citigroup Global Markets Inc. ("Citigroup"), as joint bookrunners, Bear Stearns
Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication
Agent"), and JPMorgan Chase Bank, N.A. and Citigroup, as co-documentation agents
(in such capacity, the "Documentation Agents") and is made with reference to that certain Credit Agreement, dated as of April 4, 2007 (the "Credit
Agreement"), entered into by and among the Borrower, the Lenders party thereto, the Agent, the Syndication Agent and the Documentation Agents. Capitalized terms used herein and not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed to them in the Credit Agreement.

                                    RECITALS:

          WHEREAS, the parties to the Credit Agreement desire to amend the
Credit Agreement as herein set forth.

          NOW, THEREFORE, in consideration of the premises and the agreements, herein contained, the parties agree as follows:

SECTION 1. AMENDMENT TO CREDIT AGREEMENT

     a.   The definition of "Excess Designated Proceeds" contained in Section
          1.1 of the Credit Agreement is hereby deleted in its entirety, and the following is inserted in replacement thereof:

          " "Excess Designated Proceeds" means with respect to any Designated
          Asset Sale (i) 100% of the Net Proceeds from such sale if after giving pro forma effect thereto, but before applying any portion of the Net
          Proceeds thereof to prepay, purchase or retire any Indebtedness the
          Consolidated Leverage Ratio of the Borrower and its Restricted
          Subsidiaries is no greater than 4.00 to 1.00 and is no greater than the Consolidated Leverage Ratio of the Borrower and its Restricted
          Subsidiaries in effect immediately prior to such Designated Asset
          Sale, or (ii) that portion of the Net Proceeds of such Designated
          Asset Sale that remains after giving effect to the prepayment, purchase or other retirement of Indebtedness of the type permitted to be prepaid, purchased or otherwise retired under the applicable provision of Section 2.20 in an amount sufficient such that the
          Consolidated Leverage Ratio of the Borrower and its Restricted
          Subsidiaries after giving effect to the Designated Asset Sale and such prepayment, purchase or other retirement is no greater than 4.00 to
          1.00 and is no greater than the Consolidated Leverage Ratio of the
          Borrower

          and its Restricted Subsidiaries in effect immediately prior to such
          Designated Asset Sale and application of Net Proceeds and (iii) in either case of (i) or (ii), any non-cash proceeds of any Designated
          Asset Sale. For the avoidance of doubt, for purposes of Section
          6.04(b)(ix), any Designated Assets (as defined below) used to make a
          Restricted Payment in kind shall be deemed to be Excess Designated
          Proceeds if the Consolidated Leverage Ratio of the Borrower and its
          Restricted Subsidiaries, after giving pro forma effect to such
          Restricted Payment and the prepayment, purchase or other retirement
          (if any) of any Indebtedness in connection with the making of such
          Restricted Payment, is no greater than either (x) the Consolidated
          Leverage Ratio of the Borrower and its Restricted Subsidiaries
          immediately prior to such transactions or (y) 4.00 to 1.00. For purposes of the foregoing, "Designated Assets" means any property or assets (including Capital Stock of any Subsidiary) other than (i)
          property or assets of the Printed Products Business, (ii) Capital
          Stock of the Borrower and (iii) Capital Stock of any Restricted
          Subsidiary conducting any material portion of the Printed Products
          Business at the time of such Restricted Payment."

     b.   The proviso in the parenthetical in Section 6.06(a)(ii) is hereby amended by inserting the following provision following clause (C) of such proviso and immediately prior to the language "shall be deemed to be cash for purposes of this provision and for no other purpose":

               "and (D) the proceeds of any Designated Asset Sale,"

     c.   The proviso in the parenthetical in Section 6.06(b)(ii) is hereby amended by inserting the following provision following clause (C) of such proviso and immediately prior to the language "shall be deemed to be cash for purposes of this provision and for no other purpose":

               "and (D) the proceeds of any Designated Asset Sale,"

     d.   The following clarifying language is hereby inserted following "Clarke
          American Corp." as the Borrower in the preamble to the Credit
          Agreement:

               "(to be renamed Harland Clarke Holdings Corp.)"

     e.   Certain references to the entities holding agency and lending roles are hereby revised as follows:

               1.   References to "Bear, Stearns Corporate Lending Inc." as
                    Joint Lead Arranger are hereby replaced with "Bear, Stearns
                    & Co. Inc."

               2.   References to "Bear, Stearns Corporate Lending Inc." as
                    Syndication Agent are hereby amended to read "Bear Stearns
                    Corporate Lending Inc."

               3.   References to "Citigroup Global Markets Inc." as a Lender
                    are hereby replaced with "Citibank, N.A."

                                       2

SECTION 2. REPRESENTATIONS AND WARRANTIES

     A. ORGANIZATION.

     The Borrower has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into this Amendment.

     B. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC.

     The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not (i)
contravene the Borrower's charter documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     C. VALIDITY, ETC.

     This Amendment constitutes the legal, valid and binding obligation of the
Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 3. MISCELLANEOUS

     A. BINDING EFFECT

     This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and each of the Lenders and their respective successors and assigns.

     B. SEVERABILITY

     Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     C. REFERENCE TO CREDIT AGREEMENT

     On and after the effective date of the Amendment, each reference in the
Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

     D. EFFECT ON CREDIT AGREEMENT

     Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                                       3

     E. EXECUTION

     The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent, the Syndication
Agent, the Documentation Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

     F. HEADINGS

     The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     G. APPLICABLE LAW

     THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY
THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     H. COUNTERPARTS; EFFECTIVENESS

     This Amendment shall become effective upon execution of this Amendment by the Borrower and the Agent with the consent of the Required Lenders, which consent shall be deemed to have been granted unless objections to this Amendment are received by the Agent from Required Lenders prior to 5:00 p.m., New York time, on Thursday, May 3, 2007.

            [The remainder of this page is intentionally left blank.]

                                       4

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        CLARKE AMERICAN CORP.

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                        Name:  Peter A. Fera, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                       [Signature Page to First Amendment]

                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                        as Agent and a Lender

                                        By: /s/ Robert Hetu
                                            ------------------------------------
                                            Name:  Robert Hetu
                                            Title: Managing Director

                                        By: /s/ Denise Alvarez
                                            ------------------------------------
                                            Name:  Denise Alvarez
                                            Title: Associate

                       [Signature Page to First Amendment]